Exhibit 5.1

[LETTERHEAD OF GARY STEVEN FINDLEY & ASSOCIATES]

December 15, 2003

Board of Directors
The Bank Holdings
9990 Double R Blvd.
Reno, NV 89521

Ladies and Gentlemen:

        We have acted as counsel to The Bank Holdings, a Nevada corporation (the "Company"), in connection with the proposed registration on Form SB-2, of a maximum of 1,350,000 shares of common stock, $0.01 par value and 270,000 warrants, (the "Securities") of the Company.

        In our capacity as counsel to the Company we have examined such corporate records and other documents, including the registration statement on Form SB-2 relating to the Securities (the "Registration Statement"), and have reviewed such matters of law as we have deemed necessary.

        On the basis of the foregoing, and in reliance thereon and subject to the assumptions, qualifications, exemptions and limitations expressed herein, we are of the opinion that the the common stock, warrants and the common stock underlying the warrants have been duly authorized. If, as and when the common stock and the warrants have been issued in accordance with the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance) the common stock and the warrants will be legally issued, fully paid and nonassessable. If, as and when payment for the common stock underlying the warrants shall have been received by the Company, that common stock will be legally issued, fully paid and nonassessable.

        This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of Nevada, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

        This opinion is solely for your information in connection with the offer and sale of the Securities by the Company, and is not, without the prior written consent of this firm, to be quoted in full or in part or otherwise referred to in any documents nor to be filed with any governmental agency or other persons, other than with the Securities and Exchange Commission and various state securities administrators in connection with the qualification of the Securities, to which reference and filings we hereby expressly consent.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us contained under the heading "Legal Matters" in the Registration Statement.

Sincerely,

/s/ Gary Steven Findley & Associates